Exhibit 8.1

REEDER & SIMPSON, P.C.

ATTORNEYS AT LAW

P.O. Box 601	RMI Tel.: +692-625-3602
RRE Commercial Center	Honolulu Tel.: +808-352-0749
Majuro, MH 96960	Email: dreeder.rmi@gmail.com
Marshall Islands

November 12, 2021

Imperial Petroleum Inc.

331 Kifissias Avenue

Erithrea 14561

Athens, Greece

Re: Imperial Petroleum Inc.– Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”), counsel to Imperial Petroleum Inc., a corporation organized under the laws of the RMI (the “Company”), in connection with the Company’s Registration Statement on Form F-1 (Registration No. 333-260829) (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 5, 2021, as thereafter amended or supplemented, and the prospectus (the “Prospectus”), included therein, with respect to the spin-off and registration under the Securities Act of 1933, as amended (the “Act”), of the 4,775,272 shares of common stock, par value $0.01, of the Company, and 795,878 shares of 8.75% Series A Cumulative Redeemable Perpetual Preferred Shares, par value $0.01, of the Company.

In connection therewith, we have prepared the discussion regarding Marshall Islands tax consequences set forth in the Prospectus under the caption “Tax Considerations-Marshall Islands Tax Considerations” (the “Discussion”).

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date of the Prospectus. In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such RMI tax matters (except for the representations and statements of fact of the Company included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and the Prospectus. This consent does not constitute an admission that we are an “expert” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Dennis J. Reeder
Dennis J. Reeder
Reeder & Simpson, P.C.